SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             _______________________

                        POINTE COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its Charter)


           STEPHEN E. RAVILLE                       with copy to:
        CHIEF EXECUTIVE OFFICER                  DALLAS PARKER, ESQ.
        -----------------------                  -------------------
   POINTE COMMUNICATIONS CORPORATION        THOMPSON KNIGHT BROWN PARKER &
                                                     LEAHY L.L.P.
                                                  1200 SMITH STREET
         2839 PACES FERRY ROAD                        SUITE 3600
         ATLANTA, GEORGIA 30339                 HOUSTON, TEXAS  77002
(Name and address of agent for service)            (713) 951-5800

                                 (770) 432-6800
          (Telephone Number, Including Area Code, of Agent for Service)
                              ---------------------

                                     CALCULATION OF REGISTRATION FEE

                          Proposed Maximum      Proposed Maximum
 Title of Securities    Additional Shares to     Offering Price       Aggregate            Amount of
  to be Registered         be Registered         Per Share (1)    Offering Price (1)   Registration Fee
----------------------  --------------------  ------------------  -------------------  -----------------
Common Stock, $.00001.        3,500,000             $1.75            $6,125,000            $1,702.75
par value (2)                   shares
----------------------  --------------------  ------------------  -------------------  -----------------

(1)     Estimated  for  the  purpose  of  calculating  the registration fee pursuant to Rule 457(h) with respect  to  the  3,500,000 additional shares available for award under the Plans and the Options on the basis  of  the  average  of  the closing bid and asked prices, as reported by National Quotation Bureau,
Inc.,  for  August 9,  1999.

(2)     Includes  500,000  additional shares issuable upon exercise of stock options granted pursuant to the  Directors  Plan; 500,000 additional shares issuable upon exercise of stock options granted pursuant to  the  Executive  Plan and 2,500,000 additional shares issuable upon exercise of stock options granted pursuant  to  the  Employees  Plan,  copies  of  which  are  attached  as  exhibits  hereto.

     Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the foregoing in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reserve stock splits.

                                     PART I

      CONTENTS OF EARLIER REGISTRATION STATEMENT INCORPORATED BY REFERENCE

     Pursuant to General Instruction E. to Form S-8, the contents of the Registration Statement on Form S-8 filed by Pointe Communications Corporation, a Nevada corporation formerly known as Charter Communications International, Inc. (the "Company"), with the Securities and Exchange Commission on August 7, 1998, file number 33-61037, are hereby incorporated by reference, except as expressly modified below.

                                     PART II

             INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


ITEM  5.     INTERESTS  OF  EXPERTS  AND  COUNSEL.

     Certain legal matters with respect to the Common Stock offered hereby will be passed on for the Company by Thompson Knight Brown Parker & Leahy L.L.P. ("Thompson Knight"). Thompson Knight continues to own 50,000 of the 100,000 shares of Common Stock of the Company which it received upon the conversion of an unsecured promissory note in the principal amount of $100,000, which was issued by the Company with a warrant to purchase 100,000 shares of the Common Stock of the Company at an exercise price per share escalating from $1.00 to $3.57, depending on the date on which such warrant is exercised. The note and warrant were issued to Thompson Knight early in 1996 in lieu of fees for legal services rendered. At the time the warrant was issued the market price for the Company's Common Stock was below the exercise price.

ITEM 8. EXHIBITS. The following exhibits are included in this registration statement:

3.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.01 to the Company's Form 10-QSB for the quarter ended March 31, 1996).
3.2 Bylaws of the Company (incorporated by reference to Exhibit 3.03 to the Company's Form 10-QSB for the quarter ended June 30, 1996).
4.1     Amendment  to  the  Incentive  Stock  Option  Plan  of  the  Company.
4.2     Amendment  to  the  Nonemployee  Director  Stock Option Plan of the
        Company.
4.3     Amendment  to  the Executive Long-term Stock Option Plan of the Company.
5.1     Legal  opinion  of  Thompson  Knight  Brown  Parker  &  Leahy  L.L.P.
23.1    Consent  of  Thompson  Knight  Brown Parker & Leahy L.L.P. (included in
        Exhibit  5.1  Opinion).
23.2    Consent  of  Arthur  Andersen  LLP
25.1    Power  of  Attorney  (included  on  the  signature  page  hereto).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on this 10th day of August, 1999.

                        POINTE COMMUNICATION CORPORATION


                        By: /S/ Stephen  E.  Raville
                                Stephen E. Raville, Chief Executive Officer and Chairman of the Board of Directors


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Pointe Communications Corporation, do hereby constitute and appoint Stephen E. Raville or Patrick E. Delaney, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                     Title                 Date
-----------------------------  ------------------------  --------------

/S/ Stephen E. Raville          Chief Executive Officer  August 10, 1999
-----------------------------     and Chairman of the
Stephen E. Raville                Board of Directors

/S/ Patrick E. Delaney          Chief Financial Officer  August 10, 1999
-----------------------------     and Director
Patrick E. Delaney

/S/ Richard P. Halevy
-----------------------------   Treasurer                August 10, 1999
Richard P. Halevy

/S/ William P. O'Reilly
-----------------------------   Director                 August 10, 1999
William P. O'Reilly

/S/ James H. Dorsey, III
-----------------------------   Director                 August 10, 1999
James H. Dorsey, III

/S/ David C. Lee
-----------------------------   Director                 August 10, 1999
David C. Lee

/S/ Rafic A. Bizri
-----------------------------   Director                 August 10, 1999
Rafic A. Bizri

/S/ Gerald F. Schmidt
-----------------------------   Director                 August 10, 1999
Gerald F. Schmidt

                                      II-2
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